Exhibit 10.69

Chordiant Software, Inc.

Restricted Stock Unit Grant Notice

2005 Equity Incentive Plan

Chordiant Software, Inc. (the “Company”), pursuant to its 2005 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth herein, in the Plan and in the Restricted Stock Unit Agreement, both of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Restricted Stock Unit Agreement.  In the event of any conflict between the terms set forth herein and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Award:
Consideration:	Participant’s past services

Vesting Schedule: [		]
Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service.  In addition, subject to the Participant’s Continuous Service through the time that is immediately prior to a Change in Control, 100% of the shares subject to this Award will become fully vested as of immediately prior to the Change in Control.

Issuance Schedule:	The shares will be issued in accordance with the issuance schedule set forth in Section 8 of the Restricted Stock Unit Agreement.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement, the Plan and the Plan prospectus.  Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan set forth the entire understanding between Participant and the Company with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Chordiant Software, Inc.		Participant:

By:
	Signature	Signature

Title:		Date:

Date:

Attachments:	Restricted Stock Unit Agreement, 2005 Equity Incentive Plan

Attachment I

Chordiant Software, Inc.
2005 Equity Incentive Plan

Restricted Stock Unit Agreement

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”) and in consideration of your services, Chordiant Software, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) under its 2005 Equity Incentive Plan (the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award.  This Agreement shall be deemed to be agreed to by the Company and you upon the signing by you of the Grant Notice to which it is attached.  Defined terms not explicitly defined in this Agreement shall have the same meanings given to them in the Plan.  In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan shall control.  The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1. Grant of the Award.    This Award represents the right to be issued on a future date the number of shares of the Company’s Common Stock as indicated in the Grant Notice.  As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of shares of Common Stock subject to the Award.  This Award was granted in consideration of your services to the Company.  Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the shares or the delivery of the underlying Common Stock.

2. Vesting.  Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.   Upon such termination of your Continuous Service, the shares credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Common Stock.

3. Holding Period.  You agree that you will not sell or otherwise transfer (excluding transfers to certain family trusts as provided in Section 6 below) any of the shares of Common Stock issued under the Award until the earlier of (1) the second anniversary of the vesting date of such shares, (2) a Change in Control, or (3) the termination of your Continuous Service as a result of death or Disability (such period, the “Holding Period”).  Shares sold or withheld by the Company to cover applicable tax withholdings will not be deemed a violation of the Holding Period.  The shares of Common Stock issued pursuant to this Award shall be endorsed with appropriate legends as determined by the Company and subject to escrow (as provided in Section 7 below) in order to enforce the provisions of this Section 3, and you will enter into such other arrangements as determined reasonably necessary by the Company in order to enforce the provisions of this Section 3.

4. Number of Shares.

(a) The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

(b) Any shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other shares covered by your Award.

(c) Notwithstanding the provisions of this Section 4, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 4.  The Board shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 4.

5. Securities Law Compliance.  You may not be issued any shares under your Award unless either (a) the shares are registered under the Securities Act; or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

6. Limitations on Transfer.  Your Award and any shares of Common Stock subject to the Holding Period are not transferable, except by will or by the laws of descent and distribution.  In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock subject to the Award until the shares are released from escrow in accordance with Section 7 of this Agreement.  After the shares have been released to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may (a) designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Agreement and/or (b) instruct the Company to distribute shares of Common Stock to a spouse or former spouse pursuant to a domestic relations order.  In addition, notwithstanding the foregoing, you may transfer shares of Common Stock subject to the Holding Period to a trust for the benefit of you or your “immediate family”, provided that each such transferee agrees in a writing satisfactory to the Company that the provisions of this Agreement (including but not limited to Section 3 and Section 7) will continue to apply to the transferred shares in the hands of such transferee, and provided further that following such transfer, you continue to be deemed to be the “beneficial owner” of the shares for purposes of the Exchange Act.  As used herein, the term “immediate family” will mean your spouse, brother, sister, child, grandchild, adopted child, adopted grandchild, or the spouse of your child, grandchild, adopted child, or adopted grandchild.

7. Escrow of Shares Subject to Holding Period.  As security for your faithful performance of the terms of this Agreement (including Section 3), you agree to the following “Joint Escrow” and “Joint Escrow Instructions,” and you and the Company hereby authorize and direct the Corporate Secretary of the Company or the Corporate Secretary’s designee (“Escrow Agent”) to hold the documents delivered to Escrow Agent pursuant to the terms of this Agreement and of your Grant Notice, in accordance with the following Joint Escrow Instructions:

(a) At any closing involving the transfer or delivery of some or all of the property subject to the Grant Notice and this Agreement, Escrow Agent is directed (i) to date any stock assignments necessary for the transfer in question, (ii) to fill in the number of shares being transferred, and (iii) to deliver the same, together with the certificate, if any, evidencing the shares of Common Stock to be transferred, to you or the Company, as applicable.

(b) You irrevocably authorize the Company to deposit with Escrow Agent the certificates, if any, evidencing shares of Common Stock to be held by Escrow Agent hereunder and any additions and substitutions to such shares as specified in this Agreement.  You hereby irrevocably constitute and appoint Escrow Agent as your attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction contemplated herein.

(c) This escrow shall terminate upon the later of the expiration of the Holding Period, and the completion of the tasks contemplated by these Joint Escrow Instructions.

(d) If at the time of termination of this escrow, Escrow Agent should have in its possession any documents, securities, or other property belonging to you, Escrow Agent shall deliver all of same to you and shall be discharged of all further obligations hereunder.

(e) Except as otherwise provided in these Joint Escrow Instructions, Escrow Agent’s duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto.

(f) Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties or their assignees.  Escrow Agent shall not be personally liable for any act Escrow Agent may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for you while acting in good faith and any act done or omitted by Escrow Agent pursuant to the advice of Escrow Agent’s own attorneys shall be conclusive evidence of such good faith.

(g) Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders, judgments, decrees or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court.  In case Escrow Agent obeys or complies with any such order, judgment, or decree of any court, Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

(h) Escrow Agent shall not be liable in any respect on account of the identity, authority, or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(i) Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with Escrow Agent.

(j) Escrow Agent’s responsibilities as Escrow Agent hereunder shall terminate if Escrow Agent shall cease to be the Secretary of the Company, if applicable, or if Escrow Agent shall resign by written notice to each party.  In the event of any such termination, the Company may appoint any officer or assistant officer of the Company or any other person as successor Escrow Agent and you hereby confirm the appointment of such successor or successors as your attorney-in-fact and agent to the full extent of such successor Escrow Agent’s appointment.

(k) If Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(l) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, Escrow Agent is authorized and directed to retain in its possession without liability to anyone all or any part of such securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

(m) By signing this Agreement below Escrow Agent becomes a party hereto only for the purpose of the Joint Escrow Instructions in this Section 7; Escrow Agent does not become a party to any other rights and obligations of this Agreement apart from those in this Section 7.

(n) Escrow Agent shall be entitled to employ such legal counsel and other experts as Escrow Agent may deem necessary to properly advise Escrow Agent in connection with Escrow Agent’s obligations hereunder.  Escrow Agent may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.  The Company shall be responsible for all fees generated by such legal counsel in connection with Escrow Agent’s obligations hereunder.

(o) These Joint Escrow Instructions set forth in this Section 7 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  It is understood and agreed that references to “Escrow Agent” herein refer to the original Escrow Agent and to any and all successor Escrow Agents.  It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

8. Date of Issuance.

(a) The Company will deliver to the Escrow Agent a number of shares of the Company’s Common Stock equal to the number of vested shares subject to your Award, including any additional shares received pursuant to Section 4 above that relate to those vested shares on the applicable vesting date(s).  However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.

(b) Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy (as in effect from time to time) permitting officers and directors to sell shares only during certain “window” periods or you are otherwise prohibited from selling shares of the Company’s Common Stock in the public market under applicable law and any shares covered by your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted under applicable law to sell shares of the Company’s Common Stock on the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding shares of Common Stock from your distribution under this Award and you do not otherwise make arrangements for the payment in cash of your tax obligations, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing Continuous Service at such time) or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the Original Distribution Date occurs.  The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.  In all cases, the delivery of shares under this Award is intended to comply with Treasury Regulation 1.409A-1(b)(4) and shall be construed and administered in such a manner.

9. Dividends.  You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

10. Award not a Service Contract.

(a) Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice.  Nothing in this Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in Section 2 herein or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall:  (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b) By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the schedule set forth in Section 2 is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award.  You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Continuous Service at any time, with or without cause and with or without notice.

11. Withholding Obligations.

(a) On or before the time you receive a distribution of the shares subject to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you or the Escrow Agent and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”).  Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered under the Award to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you or the Escrow Agent in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 8 equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

(c) In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

12. Unsecured Obligation.  Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement.  You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued pursuant to Section 8 of this Agreement.   Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

13. Other Documents.  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

14. Notices.  Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.  Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15. Miscellaneous.

(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

16. Governing Plan Document.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

17. Severability.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18. Effect on Other Employee Benefit Plans.  The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

19. Choice of Law.  The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules.

20. Amendment.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

21. Compliance with Section 409A of the Code.  This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4).  Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code.  Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

Escrow Agent hereby acknowledges and accepts its rights and responsibilities pursuant to Section 7, above.

___________________________

Escrow Agent

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Attachment II

Chordiant Software, Inc.
2005 Equity Incentive Plan

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